Exhibit 99.1

Iterum Therapeutics Announces $5 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

DUBLIN, Ireland and CHICAGO, June 03, 2020 (GLOBE NEWSWIRE) — Iterum Therapeutics plc (Nasdaq: ITRM), a clinical-stage pharmaceutical company focused on developing next generation oral and IV antibiotics to treat infections caused by multi-drug resistant pathogens in both community and hospital settings, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of 2,971,770 of its ordinary shares at a purchase price of $1.6825 per ordinary share in a registered direct offering priced at-the-market under Nasdaq rules. The Company also agreed to issue to the investors unregistered warrants to purchase up to 1,485,885 ordinary shares in a concurrent private placement. The warrants have an exercise price of $1.62 per share, are exercisable immediately, and will expire five and one-half years following the date of issuance. The closing of the offering is expected to occur on or about June 5, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $5.0 million, before deducting the placement agent’s fees and other offering expenses payable by Iterum Therapeutics. The Company intends to use the net proceeds from this offering to fund the continued clinical development of sulopenem, including the Company’s ongoing Phase 3 clinical trial of sulopenem for uUTI, the management of potential regulatory filings and for working capital and general corporate purposes.

The ordinary shares (but not the warrants issued in the private placement or the ordinary shares issuable upon exercise of the warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-232569) previously filed with the Securities and Exchange Commission, or the SEC, and declared effective by the SEC on July 16, 2019. The offering of the ordinary shares will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the ordinary shares being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by telephone at (646) 975-6996, or email at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Act, and Regulation D promulgated thereunder, and the warrants and the ordinary shares issuable upon exercise of the warrants have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and ordinary shares issuable upon exercise of the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Iterum Therapeutics

Iterum Therapeutics plc is a clinical-stage pharmaceutical company dedicated to developing differentiated anti-infectives aimed at combatting the global crisis of multi-drug resistant pathogens to significantly improve the lives of people affected by serious and life-threatening diseases around the world. Sulopenem has demonstrated potent in vitro activity against a wide variety of gram-negative, gram-positive and anaerobic bacteria resistant to other antibiotics. Iterum Therapeutics has received Qualified Infectious Disease Product (QIDP) and Fast Track designations for its oral and IV formulations of sulopenem in seven indications.

Safe Harbor Statement

This press release may contain forward-looking statements. These forward-looking statements include, without limitation, statements regarding the anticipated closing of the offering, the use of proceeds from the offering, the transactions contemplated by the transaction documents, and the Company’s plans, strategies and prospects for its business. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including whether the conditions for the closing of the offering will be satisfied, the uncertainties inherent in the conduct of clinical trials, availability and timing of data from clinical trials, changes in regulatory requirements or decisions of regulatory authorities, changes in public policy or legislation, commercialization plans and timelines, if approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the sufficiency of the Company’s cash resources and the Company’s ability to continue as a going concern, the impact of COVID-19 and related responsive measures thereto, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s evaluation of corporate, strategic and financial alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, strategic or financial alternative and the Company’s ability to complete one at all, the price of our securities, the expected use of proceeds from this offering and other factors discussed under the caption “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q, and other documents filed with the SEC from time to time. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

CONTACT:

Investor Contact:

Judy Matthews

Chief Financial Officer

312-778-6073

IR@iterumtx.com